UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – April 22, 2025

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-1147
(Address of principal executive offices)		(Zip Code)
 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.25 per share	WST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Senior Vice President, Chief Financial Officer

On April 22, 2025, Mr. Bernard Birkett notified West Pharmaceutical Services, Inc. (the “Company”) of his intention to retire as Senior Vice President & Chief Financial Officer later this year. The Company has initiated a search for Mr. Birkett’s successor and is implementing a comprehensive transition plan. Mr. Birkett will continue in his current role, remaining with the Company until a successor is found to ensure an effective transition. Then he will assume an advisory role until December 31, 2025.

Appointment of New Senior Vice President, Chief Proprietary Segment Officer

On April 24, 2025, the Company announced that it had appointed Shane Campbell to serve as Senior Vice President, Chief Proprietary Segment Officer, effective May 5, 2025 (the "Commencement Date"). Mr. Campbell will serve on the Company's senior leadership team and will oversee the Proprietary Products segment.

Mr. Campbell, 45, joins the Company from Carlisle Companies Inc., where he most recently served as Chief Commercial Officer of the Construction Materials business. As an accomplished leader, Mr. Campbell brings extensive global management experience across operations, engineering, commercial and strategy. Over a 20-year career at DuPont, Mr. Campbell served in several senior global leadership roles focused in the areas of elastomers, polymers, building materials, chemicals, packaging and safety.

Mr. Campbell received his Master of Business Administration from Harvard Business School and his Bachelor of Mechanical Engineering from the University of Delaware.

A copy of the press release issued by the Company announcing the appointment of Mr. Campbell is filed as Exhibit 99.1 hereto and is incorporated by reference.

Employment Agreement

The Company entered into an employment agreement with Mr. Campbell appointing him as the Senior Vice President, Chief Proprietary Segment Officer, effective May 5, 2025 (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Campbell will receive an annual base salary of $600,000. He will also be eligible for an annual incentive plan bonus in 2025, with a target amount of 75% of base salary, prorated based on Mr. Campbell's period of employment in 2025.

Effective on the first business day of the week following the Commencement Date, Mr. Campbell will receive a long-term incentive ("LTI") plan award with a grant date fair value of $1,000,000, 50% of which consists of performance share units ("PSUs"), 25% of which consists of stock options and 25% of which consists of restricted stock units ("RSUs"). The LTI award is substantially similar to the awards made to other executives during 2025. He is also expected to receive a LTI award in 2026 and subsequent years at the Board of Directors' annual grant meeting in February, with a grant date fair value determined by the Compensation Committee, generally delivered in the form of PSUs, stock options and RSUs. Mr. Campbell will also receive a onetime sign-on RSU award with a grant date fair value of $400,000. If Mr. Campbell remains employed by the Company, the RSU will vest 25% per year until it is fully vested in May 2029. The terms and conditions of the RSU award are consistent with awards made to senior executives since 2025.

In addition, Mr. Campbell will receive a sign-on cash bonus of $100,000. The Company will pay Mr. Campbell the entire cash bonus on the first normal payroll date following the Commencement Date. The sign-on bonus is subject to a two-year repayment obligation if Mr. Campbell terminates his employment with the Company on or prior to the second anniversary of the Commencement Date for any reason other than a Constructive Termination, Death, or Disability, or if the Company terminates Mr. Campbell's employment with Cause, all as defined in the Employment Agreement.

Finally, Mr. Campbell will be subject to the Company's standard change-in-control agreement for senior executive officers, as well as subject to the Executive Ownership Guidelines for Executives.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	10.1	Employment Agreement, dated March 31, 2025 between West Pharmaceutical Services, Inc. and Shane Campbell.
	99.1	West Pharmaceutical Services, Inc. Press Release, dated April 24, 2025.
	104	The cover page from the Company’s Current Report on Form 8-K, dated April 22, 2025, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2025	WEST PHARMACEUTICAL SERVICES, INC.

By:	/s/ Kimberly Banks MacKay
Kimberly Banks MacKay
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated March 31, 2025 between West Pharmaceutical Services, Inc. and Shane Campbell.
99.1	West Pharmaceutical Services, Inc. Press Release, dated April 24, 2025.
104	The cover page from the Company’s Current Report on Form 8-K, dated April 22, 2025, formatted in Inline XBRL.

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